Exhibit 10.4
FORBEARANCE AGREEMENT
     THIS FORBEARANCE AGREEMENT, dated as of May 12, 2008 (this “Agreement”), is entered into among DWFC, LLC and Deerfield TRS (Bahamas) Ltd. (together, the “Borrowers” and each a “Borrower”), Deerfield Capital LLC, as Originator (the “Originator”) and as Servicer (the “Servicer”), each of the Conduit Purchasers, the Institutional Purchasers (collectively, and together with the Swingline Purchaser (as defined below), the “Lenders”) and the Purchaser Agents from time to time party to the Sale and Servicing Agreement referenced below, Wachovia Bank, National Association, as Swingline Purchaser (the “Swingline Purchaser”), Wachovia Capital Markets, LLC, as Administrative Agent (the “Administrative Agent”), and Wachovia Bank, National Association, as Hedge Counterparty (the “Hedge Counterparty”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement (as defined below).
RECITALS
     WHEREAS, the Borrowers, the Originator, the Servicer, the Lenders, the Purchaser Agents, the Swingline Purchaser, the Administrative Agent, Lyon Financial Services, Inc. (d/b/a/ U.S. Bank Portfolio Services), as Backup Servicer (the “Backup Servicer”), U.S. Bank National Association, as Collateral Custodian (the “Collateral Custodian”) and the Hedge Counterparty have entered into that certain Sale and Servicing Agreement dated as of March 10, 2006 (as amended prior to the date hereof, the “Sale and Servicing Agreement”).
     WHEREAS, it is anticipated that as of the required reporting date for the fiscal quarters ending as of March 31, 2008 and June 30, 2008 (pursuant to Section 6.10(d) of the Sale and Servicing Agreement), Deerfield Capital LLC will have failed to maintain stockholder’s equity of $240,000,000 plus 90% of the proceeds raised from equity issuers, which shall constitute a Servicer Default under Section 6.15(j) of the Sale and Servicing Agreement (and, accordingly, a Termination Event under Section 10.1(d) of the Sale and Servicing Agreement (the “Acknowledged Termination Event”).
     WHEREAS, the Borrowers, the Originator and the Servicer (collectively, the “Loan Parties”) have requested that the Administrative Agent and the Lenders (i) forbear from exercising certain rights and remedies arising from the Acknowledged Termination Event, (ii) forbear from exercising any right to terminate the rights and obligations of the Servicer arising from the Acknowledged Termination Event and (iii) waive application of the Concentration Limits set forth in clause (a) of the definition of “Concentration Limits” in each case, during the Forbearance Period.
     WHEREAS, the Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT
     1. Estoppel, Acknowledgement and Reaffirmation. The Loan Parties hereby acknowledge their obligations under the respective Transaction Documents to which they are party and reaffirm that each of the liens and security interests created and granted in or pursuant to the Transaction Documents is valid and subsisting and that this Agreement shall in no manner impair or otherwise adversely effect such liens and security interests.
     2. Forbearance. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders agree that they shall, during the Forbearance Period (as defined below), (i) forbear from exercising any and all rights or remedies available to them under the Sale and Servicing Agreement, the other Transaction Documents and Applicable Law as a result of the Acknowledged Termination Event, but only to the extent such rights or remedies arise exclusively as a result of the Acknowledged Termination Event and (ii) waive application of the Concentration Limit set forth in clause (a) of the definition of “Concentration Limits”; provided that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Termination Event and the limited waiver described in clause (ii) above shall terminate and the Concentration Limits described in clause (a) of the definition thereof shall be applied, at any time upon or after the end of the Forbearance Period (as defined below).
     3. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights available to them under the Sale and Servicing Agreement, the other Transaction Documents, or Applicable Law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of the end of the Forbearance Period. As used herein, a “Forbearance Termination Event” shall mean the occurrence of any Termination Event other than the Acknowledged Termination Event. The period from the date hereof to (but excluding) the earliest to occur of (a) if the ratio of the Advances Outstanding at the close of business on July 17, 2008 to the sum of the Borrowing Base calculated at the close of business on July 17, 2008 (including 60% of the Outstanding Loan Balance as of July 17, 2008 due from Synventive Acquisition Inc.) plus Collections received but not applied to the reduction of the Advances Outstanding as of the close of business on July 17, 2008 is greater than 55%, July 17, 2008 (b) September 10, 2008 and (c) the date on which a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”.
     4. Effectiveness. This Agreement shall be effective as of the date when the following conditions shall have been satisfied in form and substance satisfactory to the Administrative Agent shall have received (i) executed counterparts hereto, (ii) executed counterparts to that certain Omnibus Amendment dated the date hereof and (iii) $3,000,000 cash in reduction of the Advances Outstanding pursuant to the requirements (other than the notice requirement, which is hereby waived) set forth in Section 2.5(b) of the Sale and Servicing Agreement (which, for the avoidance of doubt, shall not result in a corresponding decrease in the Aggregate Outstanding Loan Balance).

     5. Representations of Loan Parties. Each of the Loan Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
     (b) This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.
     (d) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.
     (e) Immediately after giving effect to this Agreement, (i) the representations and warranties of the Loan Parties set forth in the Transaction Documents shall be true and correct in all material respects (except that the representation as to no existence of a Termination Event or Potential Termination Event is hereby made subject to the Acknowledged Termination Event) and (ii) no Potential Termination Event or Termination Event (other than the Acknowledged Termination Event) shall have occurred or be continuing.
     6. Reference to and Effect on Transaction Documents. Except as specifically modified herein, the Transaction Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders, the Swingline Purchaser, the Collateral Agent, the Backup Servicer, the Administrative Agent or the Hedge Counterparty under any of the Transaction Documents, or constitute a waiver or amendment of any provision of any of the Transaction Documents, except as expressly set forth herein. Any breach of the terms of this Agreement shall constitute a Termination Event under the Sale and Servicing Agreement, and this Agreement shall constitute a Transaction Document.
     7. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
     8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW

PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     9. Release. As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):
     (a) Release and Discharge. Each Loan Party hereby releases and forever discharges the Administrative Agent and the Lenders and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (the “Lender Parties”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which such Loan Party may have or claim to have as of the date of this Agreement against any Lender Party in any way related to the Transaction Documents.
     (b) Covenant Not to Sue. Each Loan Party agrees not to sue any Lender Party or in any way assist any other person or entity in suing any Lender Party with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.
     (c) Representations and Warranties. Each Loan Party hereby acknowledges, represents and warrants to each Lender Party that:
     (i) Such Loan Party has read and understands the effect of the Release Provision. Such Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party to execute the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.
     (ii) Such Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

     (d) Consideration. Such Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement.
     (e) Broadly Construed. It is the express intent of such Loan Party that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Administrative Agent and the Lenders so as to foreclose forever the assertion by such Loan Party of any claims released hereby against the Administrative Agent and the Lenders.
     10. Miscellaneous.
     (a) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (b) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as an original and shall constitute a representation that an original shall be delivered to the Administrative Agent.
     11. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	DWFC, LLC, as a Borrower

	By:	/s/ Frederick L. White
Name: Frederick L. White
Title: General Counsel

BORROWER:	DEERFIELD TRS (BAHAMAS) LTD., as a Borrower

	By:	/s/ Frederick L. White
Name: Frederick L. White
Title: General Counsel

THE ORIGINATOR:	DEERFIELD CAPITAL LLC, as the Originator

	By:	/s/ Frederick L. White
Name: Frederick L. White
Title: General Counsel

THE SERVICER:	DEERFIELD CAPITAL LLC, as the Servicer

	By:	/s/ Frederick L. White
Name: Frederick L. White
Title: General Counsel
[Signatures Continued on the Following Page]

Forbearance Agreement

THE SWINGLINE PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION, as the Swingline Purchaser

	By:	/s/ Mike Romanzano

Name: Mike Romanzano
Title: Director

VFCC:	VARIABLE FUNDING CAPITAL COMPANY LLC

By: Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Douglas R. Wilson, Sr.

Name: Douglas R. Wilson, Sr.
Title: Director

THE ADMINISTRATIVE AGENT:	WACHOVIA CAPITAL MARKETS, LLC, as Administrative Agent and as the VFCC Agent

	By:	/s/ Craig Benton

Name: Craig Benton
Title: Vice President
[Signatures Continued on the Following Page]

Forbearance Agreement

Acknowledged and Agreed to
as of the date first written above.
WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Hedge Counterparty

By:	/s/ Kim V. Farr
Name: Kim V. Farr
Title: Director

Forbearance Agreement